As filed with the Securities and Exchange Commission on July 2, 2004.

Registration No. 333-24095

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

__________

TRICO MARINE SERVICES, INC.

(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	72-1252405 (I.R.S. Employer Identification No.)
250 North American Court Houma, Louisiana 70363 (Address, including zip code, of Registrant's principal executive offices)
Trico Marine Operators, Inc. 401(k) Retirement Plan (Full title of the plan)

__________

Trevor Turbidy

Vice President and Chief Financial Officer

Trico Marine Services, Inc.

2401 Fountainview Drive

Suite 920

Houston, Texas 77057

(713) 780-9926

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Margaret F. Murphy Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. 201 St. Charles Avenue New Orleans, Louisiana 70170-5100

Termination of Registration Statement

The registrant hereby files this Post-Effective Amendment No. 1 to terminate Registration Statement No. 333-24095 as all of the securities registered under this Registration Statement (consisting of shares of common stock, preferred stock purchase rights and participation interests in the Trico Marine Operators, Inc. 401(k) Retirement Plan) have been sold.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on June 30, 2004.

TRICO MARINE SERVICES, INC.

By:	/s/ Thomas E. Fairley
Thomas E. Fairley President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas E. Fairley Thomas E. Fairley	President, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2004
/s/ Trevor Turbidy Trevor Turbidy	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	June 30, 2004
/s/ Geoff A. Jones Geoff A. Jones	Controller (Principal Accounting Officer)	June 30, 2004
/s/ Joseph S. Compofelice Joseph S. Compofelice	Chairman of the Board	June 30, 2004
H. K. Acord	Director
James C. Comis III	Director
/s/ Edward C. Hutcheson, Jr. Edward C. Hutcheson, Jr.	Director	June 30, 2004
/s/ Robert N. Sheehy, Jr. Robert N. Sheehy, Jr.	Director	June 30, 2004
/s/ J. Landis Martin J. Landis Martin	Director	June 30, 2004

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on June 30, 2004.

TRICO MARINE OPERATORS, INC. 401(K) RETIREMENT PLAN

By:	/s/ Thomas E. Fairley
Thomas E. Fairley President and Chief Executive Officer Trico Marine Services, Inc.